UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 31, 2025

GRAPHIC PACKAGING HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway

Atlanta, Georgia 30328

(Address of principal executive offices)

(770) 240-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	GPK	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

☐   Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2025, Graphic Packaging International, LLC, a Delaware limited liability company (“GPIL”), a wholly-owned subsidiary of Graphic Packaging International Partners, LLC (“Parent”) and the primary operating subsidiary of Graphic Packaging Holding Company, entered into an Incremental Facility Amendment (the “Incremental Amendment”) by and among GPIL, Parent and certain subsidiaries of Parent, as guarantors, Bank of America, N.A., as Administrative Agent, and Coöperatieve Rabobank U.A., New York Branch, as the Delayed Draw Incremental Term Loan Lead Arranger and as the Delayed Draw Incremental Term Loan Lender, which amends that certain Fifth Amended and Restated Credit Agreement, dated as of June 3, 2024 (the “Amended and Restated Credit Agreement”), by and among GPIL, Parent and certain subsidiaries of Parent, the lenders and agents named therein, and Bank of America, N.A., as Administrative Agent. The Incremental Amendment provides for a Delayed Draw Incremental Term Facility in an aggregate amount of up to $400.0 million pursuant to which GPIL may borrow a delayed draw incremental term loan in a single drawing during the period from and including March 15, 2026 and ending on April 15, 2026 (the “Delayed Draw Incremental Term Loan”). The Delayed Draw Incremental Term Loan will mature on June 30, 2027.

The Delayed Draw Incremental Term Loan will bear interest at a floating rate per annum ranging from SOFR plus 1.00% to SOFR plus 1.75% or Base Rate (as defined in the Amended and Restated Credit Agreement (“Base Rate”)) plus 0.00% to Base Rate plus 0.75%, determined using a pricing grid based upon GPIL’s consolidated total leverage ratio from time to time and GPIL’s election of SOFR or Base Rate as the reference rate. Prior to its funding, the Delayed Draw Incremental Term Facility is subject to a commitment/ticking fee ranging from 0.10% to 0.25% per annum based on the undrawn amount thereof. The indebtedness and obligations under the Incremental Amendment shall be secured by a first-priority lien and security interest in substantially all of the personal property assets of GPIL and other guarantors as applicable to other credit facilities under the Amended Credit Agreement.

The proceeds of the Delayed Draw Incremental Term Loan shall be used by GPIL to repay in full GPIL’s 1.512% Senior Secured Notes due 2026, together with transaction costs related thereto.

The foregoing description of the Incremental Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Incremental Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creating of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Incremental Facility Agreement, dated as of October 31, 2025, by and among Graphic Packaging International, LLC, the Guarantors signatory thereto, Bank of America, N.A., as Administrative Agent, and Coöperatieve Rabobank U.A., New York Branch, as the Delayed Draw Incremental Term Loan Lead Arranger and as the Delayed Draw Incremental Term Loan Lender.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Lauren S. Tashma
Lauren S. Tashma
Date: October 31, 2025		Executive Vice President, General Counsel and Secretary